Exhibit 99.1

Azenta Announces $500 Million Accelerated Share Repurchase Agreement

CHELMSFORD, Mass., November 23, 2022 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today announced that it has entered into an accelerated share repurchase agreement (“ASR”) with JP Morgan Chase Bank, N.A. (the “Dealer”) to repurchase $500 million of the Company’s common stock. The ASR was entered into pursuant to the Company’s previously announced $1.5 billion share repurchase authorization. In addition to the ASR, the Company intends to repurchase at least an additional $500 million in common stock over the next year.

Under the ASR, the Company will make an initial payment of $500 million to the Dealer and will receive an initial delivery of approximately 6.1 million shares of the Company’s common stock on November 28, 2022. The final number of shares to be repurchased will be based on the average of the daily volume-weighted average price of the Company’s common stock during the term of the ASR, less a discount and subject to adjustments pursuant to the terms of the ASR. The final settlement of the ASR is expected to be completed by the end of the Company’s third fiscal quarter ended June 30, 2023.

Cautionary Statement Concerning Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Forward-looking statements include, but are not limited to, statements about the Company’s long-term opportunity, share repurchase program and the transactions under the ASR, and the expected completion date of the ASR. Factors that could cause results to differ from our expectations include the following: developments or changes in the securities markets and fluctuations in the trading volume and market price of the Company’s common stock; the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; our ability to successfully invest the cash proceeds from the sale of our Semiconductor Automation business; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry’s top pharmaceutical, biotech, academic and healthcare institutions globally.

Azenta is headquartered in Massachusetts, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:
Sara Silverman

Head of Investor Relations

978.262.2635

ir@azenta.com

Sherry Dinsmore

978.262.2400

sherry.dinsmore@azenta.com